UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2022

Nuvectis Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-41264 (Commission File Number)	86-2405608 (IRS Employer Identification No.)

1 Bridge Plaza Suite 275

Fort Lee, NJ 07024

(Address of Principal Executive Offices)

(201) 614-3150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	NVCT	Nasdaq Capital Market

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2022, Nuvectis Pharma, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to sell in an underwritten offering (the “Offering”) an aggregate of 3,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), at an offering price of $5.00 per share, for gross proceeds of $16,000,000, less underwriting discounts and commissions and offering expenses. The Shares are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-260099), initially filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2021, as amended, and declared effective on February 4, 2022. The Company subsequently filed a registration statement on Form S-1MEF (File No. 333-262512) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing.

The closing of the Offering is subject to satisfaction of customary closing conditions set forth in the Underwriting Agreement and is expected to occur on or about February 8, 2022.

The summary of the Underwriting Agreement set forth above does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Underwriting Agreement, a form of which is filed herewith as Exhibit 1.1. The Underwriting Agreement includes customary representations, warranties, closing conditions and covenants by the Company and the Underwriters.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 3, 2022, the Company filed the Second Amended and Restated the Certificate of Incorporation with the Secretary of State of the State of Delaware, a copy of which is attached as Exhibit 3.1, which removed and replaced Section 4 of the Company’s Amended and Restated Certificate of Incorporation to read as follows:

a.	The total number of shares of common stock which the Corporation is authorized to issue is 60,000,000 shares, at a par value of $0.00001 per share (“Common Stock”), and the total number of shares of preferred stock which the Corporation is authorized to issue is 5,000,000 shares, at a par value of $0.00001 per share (“Preferred Stock”). The Corporation’s Board of Directors (the “Board”) is hereby expressly authorized to provide the issue of all of any of the shares of the Preferred Stock in any such series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuances of such shares and as may be permitted by the DGCL. The Board is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of such series outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior the adoption of the resolution originally fixing the number of shares of such series.

On February 3, 2022, the Company adopted the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2.

On February 3, 2022, the Company filed a Certificate of Amendment (the “Certificate”) with the Secretary of State of the State of Delaware to effect a 39-for-1 stock split (the “Stock Split”) of all of the shares of the Company’s Common Stock. The Certificate will become effective as of 5:15 p.m., Eastern Standard Time, on February 3, 2022. A copy of the Certificate is attached hereto as Exhibit 3.3 and is incorporated herein by reference.

As a result of the Stock Split, every share of Common Stock will be automatically split into 39 shares of Common Stock, without any change in the par value per share. In addition, proportionate adjustments will be made to the exercise prices of the Company’s outstanding stock options and warrants and to the number of shares issued and issuable under the Company’s existing stock incentive plans.

The Common Stock will begin trading on a split-adjusted basis on February 4, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description
1.1	Underwriting Agreement, dated February 4, 2022, between Nuvectis Pharma, Inc. and H.C. Wainwright & Co., LLC, as representative of the several underwriters named therein.
3.1	Second Amended and Restated Certificate of Incorporation of Nuvectis Pharma, Inc.
3.2	Amended and Restated Bylaws of Nuvectis Pharma, Inc.
3.3	Certificate of Amendment of Nuvectis Pharma, Inc. dated February 3, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvectis Pharma, Inc.
(Registrant)

Date: February 4, 2022
	By:	/s/ Ron Bentsur
Ron Bentsur
President and Chief Executive Officer